THIRTEENTH AMENDMENT TO
LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)

THIS THIRTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of October 17, 2014 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lender identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the above-named parties have entered into that certain Loan and Servicing Agreement, dated as of July 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, and the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2. Amendment.

2.1 The definition of “Agented Loan” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Agented Loan” means any Loan Asset originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio.”

2.2 The definition of “Loan Asset Checklist” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist in the form of Exhibit S delivered by or on behalf of the Borrower to the Collateral Custodian, that identifies each of the items which constitute Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy and includes the identification number and the name of the Obligor with respect to the related Loan Asset.”

2.3 The definition of “Reinvestment Period” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Reinvestment Period” shall mean the period commencing on the Closing Date and ending on the day preceding the earliest of (i) November 22, 2015 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(b)), (ii) the occurrence of an Event of Default and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b).”

2.4 The definition of “Required Loan Documents” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Required Loan Documents” means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a) (i) the original executed promissory note or, if accompanied by an original “lost note” affidavit and indemnity, a copy of the executed underlying promissory note, endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder thereof to the Borrower) and (ii) if such promissory note is not issued in the name of the Borrower or in a Noteless Loan Asset, a copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan Asset evidencing the assignment of such Loan Asset from the prior third party owner thereof (if any) to the Borrower and from the Borrower either to the Collateral Agent or in blank;

(b) to the extent applicable to the related Loan Asset, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created), (iii) acquisition agreement (or similar agreement) and (iv) security agreement, mortgage or other agreement that secures the obligations represented by such Loan, in each case as set forth on the Loan Asset Checklist; and

(c) with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor (or the applicable Affiliate) as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.”

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2.5 The definition of “Stated Maturity Date” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

““Stated Maturity Date” means October 17, 2019 or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(a).”

2.6 Section 5.01(dd) of the Agreement is hereby amended and restated in its entirety as follows:

“(dd) [Reserved].”

2.7 Section 6.09 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender Agent and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on September 30, 2012, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred. The Borrower will provide to the Administrative Agent, each Lender Agent and the Collateral Agent within 90 days following the end of each calendar year, commencing with the fiscal year ending on December 31, 2014 (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any tax or judgment lien.”

2.8 Clause (b) of Section 10.02 of the Agreement is hereby amended to add a new clause (ii) thereto as follows and to renumber existing clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) as (iii), (iv), (v) (vi), (vii), (viii) and (ix):

“(ii) The Collateral Agent shall promptly upon its actual receipt of a (i) Borrowing Base Certificate from the Borrower, re-calculate the Borrowing Base and, if the Collateral Agent’s calculation does not correspond with the calculation provided by the Borrower on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, Borrower and Servicer within one (1) Business Day of receipt by the Collateral Agent of such Borrowing Base Certificate.”

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2.9 Clause (b)(i) of Section 12.02 of the Agreement is hereby amended in its entirety to read as follows:

“(i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five Business Days of its receipt of any Required Loan Documents, the related Loan Tape and a hard copy of the Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed by each party thereto (either an original or a copy, as indicated on the Loan Asset Checklist) and have no missing or mutilated pages, (B) filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) each item listed in the Loan Asset Checklist is included and verify it has been provided to the Collateral Custodian without any missing pages or sections, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (i) the original balance of the Loan Asset with respect to which it has received Required Loan Documents is less than as set forth on the Loan Tape or the Obligor name does not match, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one Business Day, or (ii) any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan Asset shall be deemed to be a Warranty Loan Asset and shall no longer be included in the calculation of any Borrowing Base hereunder until such deficiency is cured. In addition, if requested in writing (in the form of Exhibit N) by the Servicer and approved by the Administrative Agent within 10 Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation with respect to any Loan Asset checklist delivered to it in electronic form.”

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2.10 Clause 2 in Schedule III of the Agreement is hereby amended and restated in its entirety as follows:

“2. The Obligor with respect to each such Loan Asset is organized under the laws of the United States or any state thereof or Canada (provided that immediately after giving effect to the acquisition of such Loan Asset by the Borrower, the aggregate Adjusted Borrowing Value (after giving effect to any deduction pursuant to clause (12) but prior to giving effect to any deduction pursuant to this clause (2) and clause (39)) of all Eligible Loan Assets the Obligors of which are domiciled in Canada shall not exceed the greater of (i) 15% of the sum of (x) the aggregate Adjusted Borrowing Value (prior to giving effect to any deduction pursuant to this clause (2), clause (12) and clause (39)) of all Eligible Loan Assets plus (y) any amounts on deposit in the Principal Collection Account or (ii) $10,000,000 (and to the extent such threshold is exceeded, such excess shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets for purposes of the calculation of Borrowing Base))”

2.11 Clause 12 in Schedule III of the Agreement is hereby amended and restated in its entirety as follows:

“12. Immediately after giving effect to the acquisition of such Loan Asset by the Borrower, the aggregate Adjusted Borrowing Value (prior to giving effect to any deduction pursuant to clause (2), this clause (12) and clause (39)) of all Eligible Loan Assets that are first lien last-out loans shall not exceed the greater of (i) 15% of the sum of (x) aggregate Adjusted Borrowing Value (prior to giving effect to any deduction pursuant to clause (2), this clause (12) and clause (39)) of all Eligible Loan Assets plus (y) any amounts on deposit in the Principal Collection Account or (ii) $10,000,000 (and to the extent such threshold is exceeded, such excess shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets for purposes of the calculation of Borrowing Base).”

2.12 Clause 39 in Schedule III of the Agreement is hereby amended and restated in its entirety as follows:

“39. Immediately after giving effect to the acquisition by the Borrower of such Loan Asset, the Adjusted Borrowing Value (after giving effect to any deduction pursuant to clause (12) and clause (2) but prior to giving effect to any deduction pursuant to this clause (39)) of all Eligible Loan Assets that are fixed rate Loan Assets shall not exceed the greater of (i) 10% of the sum of (x) the aggregate Adjusted Borrowing Value (after giving effect to any deduction pursuant to clause (12) and clause (2) but prior to giving effect to any deduction pursuant to this clause (39)) of all Eligible Loan Assets plus (y) any amounts on deposit in the Principal Collection Account or (ii) $7,500,000 (and to the extent such threshold is exceeded, such excess shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets for purposes of the calculation of Borrowing Base).”

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2.13 Clause 41 in Schedule III of the Agreement is hereby deleted in its entirety.

2.14 A new Exhibit S is added to the Agreement in the form of Exhibit S hereto.

SECTION 3. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4. Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a) this Amendment has been duly executed and delivered by it;

(b) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c) there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5. Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment.

SECTION 6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

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(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) This Amendment to the Agreement will result in a “material modification” that affects this transaction’s status as a “grandfathered obligation” (each as defined in FATCA) for FATCA purposes. The Collateral Agent, the Account Bank and the Collateral Custodian shall be entitled to rely, and shall be fully protected in relying upon, the foregoing statement and shall have no obligation to determine and shall assume that this transaction’s status as a “grandfathered obligation” under FATCA has not changed, unless and until the Collateral Agent, the Account Bank and the Collateral Custodian receives written notice from the Borrower.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC
By: Golub Capital BDC, Inc., its designated manager By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.

By: /s/ Carol Tracey Name: Carol Tracey Title: Vice President

[Signatures Continue on the Following Page]

S-1

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC
By: /s/ Matt Jensen Name: Matt Jensen Title: Vice President
THE INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.

By: /s/ Mike Romanzo Name: Mike Romanzo Title: Director

S-2

Exhibit S